UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2013

JACKSONVILLE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Florida	000-30248	59-3472981
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 North Laura Street, Suite 1000 Jacksonville, FL	32202
(Address of principal executive offices)	(Zip Code)

(904) 421-3040

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 24, 2013, Stephen C. Green resigned as President and Chief Executive Officer of Jacksonville Bancorp, Inc. (the “Company”), and as Chief Executive Officer of The Jacksonville Bank (the “Bank”), a wholly owned subsidiary of the Company. On the same date, Mr. Green also resigned from the boards of directors of the Company and the Bank. Mr. Green’s resignation as director was not a result of any disagreement with the Company or the Bank on any matter relating to the Company’s or the Bank’s operations, policies or practices.

The Company is engaging an executive search firm to initiate the search for a successor President and Chief Executive Officer. The Company’s board of directors intends to appoint Donald F. Glisson, Jr., the Chairman of the Board, as the Company’s interim principal executive officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSONVILLE BANCORP, INC.

By:	/s/ Valerie A. Kendall
Name:	Valerie A. Kendall
Title:	Executive Vice President and Chief Financial Officer

Date:	June 25, 2013